Exhibit 24

POWER OF ATTORNEY

February 4, 2026

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Travis Ryan Jackson, David Wellen, Eric Elema, Joseph Ketter, and Rebecca Ramstrom as his true and lawful attorneys-in-fact to:

(1)            execute for and on behalf of the undersigned, in any or all of the undersigned’s capacity as an Officer and/or Director of SiteOne Landscape Supply, Inc. (the “Company”), including (without limitation) (i) Forms 3, 4 and 5 and any other forms, schedules, statements and other documents which the undersigned is required to be filed with the U.S. Securities and Exchange Commission (the “SEC”), in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder (a “Section 16 Form”), and (ii) a Form ID, Form D or Update Passphrase request required to be filed by the undersigned to obtain access codes to effect SEC filing on the SEC electronic systems for securities filings (EDGAR) and any other forms required to be filed or submitted in accordance with Regulation S-T promulgated by the United States Securities and Exchange Commission (or any successor provision) in order to file a Section 16 Form electronically (a “Form ID”, “Form D” and, together with a “Section 16 Form” the “Forms and Schedules”).

(2)            serve as Account Administrators to manage the undersigned's EDGAR account, and grants such persons all requisite authority in connection therewith;

(4)             be the points of contact in connection with EDGAR Update Passphrase requests;

(6)            do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms and Schedules, complete and execute any amendment or amendments thereto, and timely file such Forms and Schedules with the SEC and any stock exchange or similar authority; and

(7)            take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming any of the undersigned's responsibilities to comply with Section 13 and Section 16 of the Securities Exchange Act of 1934 and the rules thereunder, as amended.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as the date first written above.

LARISA DRAKE

By:	/s/ Larisa Drake